Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on December 16, 2015.

Vote by Internet • Go to www.envisionreports.com/npbc • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

		For	Against	Abstain	+

1.	Approval of the Agreement and Plan of Merger, dated as of August 17, 2015 (the “Merger Agreement”), as it may be amended from time to time, by and between BB&T Corporation, a North Carolina corporation, and National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”).	☐	☐	☐

2.	Approval, by advisory (non-binding) vote, of certain compensation arrangements for National Penn named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

3.	Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting of Shareholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Admission Ticket – Non-Transferable

National Penn Bancshares, Inc.

Special Meeting of Shareholders

December 16, 2015, at 8:00 a.m. (Eastern Time)

The Renaissance Allentown Hotel, Ballroom

12 North Seventh St., Allentown, PA 18101

FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING

Detach and retain this portion and present for admittance to meeting.

You can view the Proxy Statement/Prospectus on the Internet at: http://www.envisionreports.com/npbc

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — National Penn Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints Michael J. Hughes, David B. Kennedy and John E. McCausland proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of National Penn to be held on December 16, 2015, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the approval of the Agreement and Plan Merger (Proposal 1), “FOR” approval of certain compensation arrangements (Proposal 2), and “FOR” approval of an adjournment of the Special Meeting (Proposal 3). In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements thereof.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

	For	Against	Abstain	+

1. Approval of the Agreement and Plan of Merger, dated as of August 17, 2015 (the “Merger Agreement”), as it may be amended from time to time, by and between BB&T Corporation, a North Carolina corporation, and National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”).

	☐	☐	☐

2. Approval, by advisory (non-binding) vote, of certain compensation arrangements for National Penn named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

3. Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

You can view the Proxy Statement/Prospectus on the Internet at: http://www.edocumentview.com/npbc

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — National Penn Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints Michael J. Hughes, David B. Kennedy and John E. McCausland proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of National Penn to be held on December 16, 2015, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the approval of the Agreement and Plan Merger (Proposal 1), “FOR” approval of certain compensation arrangements (Proposal 2), and “FOR” approval of an adjournment of the Special Meeting (Proposal 3). In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements thereof.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

(Continued on reverse side)